                         Wizzard Software Corporation

                           2007 Stock Option Plan

     1.     Purpose.  The purpose of the Wizzard Software Corporation 2007

Stock Option Plan is to induce certain designated persons to continue to provide valuable services to Wizzard Software Corporation (the "Company") and to encourage such person to secure or increase on reasonable terms their stock ownership in the Company.  The Board of Directors of the Company believes the Plan is in the best interest of the Company and will promote the success of the Company.  This success will be achieved by encouraging continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and implementing the long-range plans of the Company.

     Certain Options granted under this Plan are intended to be Incentive

Stock Options qualified under Section 422 of the Code.  The Plan also permits the grant of Nonqualified Stock Options.

     2.     Definitions.  For purposes of this Plan, the following terms shall have the meanings indicated below:

            (a)  "Capital Stock" or "Common Stock": any of the Company's

authorized but unissued shares of common stock.

            (b)  "Code": the Internal Revenue Code of 1986, as amended from time to time.

            (c)  "Fair Market Value":  the price per share determined by the

Board of Directors at the time any Option is granted.  Fair Market Value of

Incentive Stock Options shall be determined consistent with the Code and regulations.

            (d)  "Incentive Stock Option": an option defined in Section 422 of the Code to purchase shares of the Common Stock of the Company.

            (e)  "Non-Qualified Stock Option":  an option, not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, to purchase Common Stock of the Company.

            (f)  "Option": the term shall refer to a Stock Option granted under this Plan.

            (g)  "Option Agreement": a written agreement pursuant to which the Company grants an Option to an Optionee and sets the terms and conditions of the Option.

            (h)  "Option Date": the date upon which an Option Agreement for an option granted pursuant to this Plan is duly executed by or on behalf of the Company.

            (i)  "Option Stock": the Common Stock of the Company (subject to adjustment as described in Section 7) reserved for options pursuant to this

Plan, or any other class of stock of the Company which may be substituted therefore by exchange, stock split or otherwise.

            (j)  "Optionee":  a person who is eligible to receive an Option under Section 5 of the Plan and to whom an Option has been granted under the

Plan.

            (k)  "Plan":  this Wizzard Software Corporation 2007 Stock Option

Plan effective May 17, 2007, and as amended hereafter from time to time.

            (l)  A "Subsidiary":  any corporation in an unbroken chain of corporations beginning with the Company, if, at the time of granting the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

     3.  Options Available Under Plan.  An aggregate of 200,000 shares of the

Company's authorized but unissued shares of Common Stock are hereby made available for grant, and shall be reserved for issuance, under this Plan.  The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 7.  If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares, shall (unless the Plan shall have been terminated) become available for other Options under the Plan.

     4.   Administration.  The Plan shall be administered by the Board of

Directors of the Company.  At all times subject to the authority of the Board of Directors, the Board of Directors may from time to time delegate some or all of its authority under the Plan to a committee consisting of three (3) or more Directors (the "Committee"), and/or obtain assistance or recommendations from such Committee.  If no separate committee is appointed, the Board shall constitute the Committee, and references to the Committee shall include the entire Board of Directors.

     The Company shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be Optioned and the term during which any such Options may be exercised.  At all times, a majority of the members of the Committee making determinations about the grant of Options to employee-directors or employee-officers must be disinterested in the grant being made.  The Committee may from time to time adopt rules and procedures for carrying out the Plan and interpretations and constructions of any provision of the Plan, which shall be final and conclusive.

     5.  Eligibility for Stock Options.  Incentive Stock Options under the

Plan may only be granted to such employees of the Company or any Subsidiary thereof, as selected by the Committee.  Non-Qualified Stock Options may be

granted to key employees, non-employee directors and any other persons providing valuable services to the Corporation.

     In selecting the employees or other persons to whom Stock Options shall be granted, as well as determining the number of shares subject to each

Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan.  For any calendar year, the aggregate Fair Market Value (determined at the Option Date) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Company and all subsidiary corporations) shall not exceed $100,000.  Subject to the provisions of Section 3, an optionee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.  Any Incentive Stock Option that becomes exercisable and exceeds the above limitation shall be treated as a Non-Qualified Option.

     No Stock Option may be granted under this Plan later than the expiration of ten (10) years from the Effective Date.

     6.   Terms and Conditions of Options.  Whenever the Committee shall designate an Optionee, it shall communicate to the Secretary of the Company the name of the Optionee, the number of shares to be Optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan.  The President or other officer of the Company shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

          (a)  Number of shares and option price.  The Option Agreement shall state the total number of shares to which it pertains.  The price of Incentive Stock Option Stock shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date. In the event an Incentive Stock Option is granted to an employee, who, at the Option Date, owns more than ten percent (10%) of the voting power of all classes of the Company's stock then outstanding, the price of the shares of Option Stock which will be covered by such Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Option Stock at the Option Date.  Non-Qualified Options may be granted at a price equal to, greater than or less than Fair Market Value at the date of grant.  The Option price shall be subject to adjustment as provided in Section 7 hereof.

          (b)  Period of options and right to exercise.  Options granted under this Plan shall be subject to such terms and conditions, shall be exercisable at such times and shall be evidenced by such form of written Option Agreement as the Committee shall determine, provided that such determinations are not inconsistent with Code Section 422 and the regulations thereunder.  The Option Agreement may, at the discretion of the Committee, provide for the acceleration of vesting of Options upon a "Change in Control" of the Company, as defined in Section 6(h) below.

      In addition, no Option granted, shall by its terms, be exercisable after the expiration of ten (10) years from the date such Option is granted.

Except, however, Incentive Stock Options granted to any employee who at the

Option Date owns more than ten percent (10%) of the voting power of all shares of the classes of Company's stock then outstanding, may not be exercisable after expiration of five (5) years from the Option Date.  The period during which the Option may be exercised, once it is granted, shall not be reduced, except as provided in paragraphs (c), (d) and (e)  below. The exercise of any Option will be contingent upon receipt by the Company of payment as provided in paragraph (f) below for the full purchase price of such shares.  No Optionee or his or her legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until certificates for such shares are issued under the terms of the Plan.

          (c)  Termination of Employment or Service.  Unless the Option

Agreement otherwise provides, in the event that an Optionee shall cease to be employed by (or performing services for, in the event of a Non-Qualified

Stock Option) the Company for any reason other than death, subject to the condition that no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted, such Optionee shall have the right to exercise any outstanding Options at any time within three (3) months after the termination of employment (or service in the case of a Non-Qualified Stock Option).  Notwithstanding the foregoing, in the case of a disabled employee or other Optionee, the Board of Directors at its discretion may permit exercise of Options within one year of termination of employment). In the event an Optionee shall cease to be employed, or in the case of an independent consultant, shall cease to provide services to the Company, for "cause," any outstanding Options in favor of such Optionee shall immediately terminate and such Optionee shall have no right to exercise any such Options.  For purposes of this Plan, the terms "disability "and "cause" shall have the meanings ascribed such terms in the employment or independent consulting agreements between the Company and any such Optionees.

          (d)  Death of Optionee.  If the Optionee holding a "Qualified Stock

Options" shall die (i) while in the employ of or while providing services to the Company or any Subsidiary, or (ii) within a period of three (3) months after the termination of his or her employment with the Company or any subsidiary as provided in paragraph (c) of this section, and in either case shall not have fully exercised his or her Options, any Options granted pursuant to the Plan shall be exercisable until the earlier of the originally stated date of termination or one year from the date of death.  Such Option shall be exercised pursuant to subparagraph (f) of this Section by the person or persons to whom the Optionee's rights under the Option shall pass by the

Optionee's will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of his or her death.

          (e)  Transfer of Option.  Each Option granted hereunder shall, by its terms, not be transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee.  Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.  Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

          (f)  Manner of Exercise of Options.  An Option may be exercised, in whole or in part, at such time or times and with respect to such number of shares, as the Board of Directors, in its sole discretion, shall determine at the time that the Option is granted.  The Option terms shall be set forth in the Option Agreement granting the Option.  Such Option shall be exercisable only within the Option period and only by (i) written notice to the Company of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Company; and (iii) payment to the Company of the amount of the Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price may be made in cash, by cashier's check (by personal check at the discretion of the Company) or by a "cashless exercise" procedure established between the Company and a stock brokerage firm, subject to compliance with applicable securities laws.  When shares of stock are issued to the Optionee pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Company before the Agreement is returned to the Optionee.  When all shares of Optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be canceled and retained by the Company.

         (g)  Delivery of Certificate.  As promptly as practicable after receipt of the written notice and payment specified above, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name; provided,

however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee at the address specified in the written notice of exercise.

          (h)  Change in Control.  A "Change in Control" shall, unless the

Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting Capital Stock of the Company ("Voting Stock") or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period.  Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a change in control for the purposes of this Plan.

          (i)  Other Provisions.  The Option Agreements authorized under this

Section shall contain such other provisions as the Committee shall deem advisable.

      7.  Adjustment of Number of Shares.  If, and to the extent that, the number of issued shares of the Capital Stock of the Company shall be increased or reduced by change in par value, recapitalization, reorganization, merger, consolidation, split up, distribution of a dividend payable in stock or the like, the number of shares subject to the Option and the Option price therefore shall be equitably adjusted by the Committee consistent with such change to prevent substantial dilution or enlargement of the rights granted to or available to Optionees.

      Subject to the foregoing, the grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     8.  No Rights as Stockholder.  An Optionee shall not, by reason of any

Option granted hereunder, have any right of a stockholder of the Company with respect to the shares covered by his or her Option until such shares shall have been issued to the Optionee.

     9.  No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.  Neither shall the Plan confer upon the Optionee any rights respecting continued employment nor limit the Optionee's rights or the employer Company's rights to terminate such employment.

    10.  Withholding Taxes.  If required by law, upon a disqualified disposition of an Incentive Stock Option, the Company shall have the right to require any Optionee that is or was an employee as of the Option Date, to remit to the Company an amount sufficient to satisfy any federal and state withholding or other employment taxes, if any, resulting from such option exercise or early disposition of Option Stock.  Payment of such amount may be made in the same manner as payment of the exercise price or by tendering previously owned shares of the Company's Common Stock with a Fair Market Value on the date of exercise equal to such amount, subject to compliance with applicable securities laws.

     11.  Common Stock Acquired for Investment.  Common Stock acquired by an

Optionee under this Plan by exercise of any Option shall be acquired by the

Optionee for investment and without intention of resale, unless, in the opinion of counsel of the Company, such common stock may be purchased without any investment representation.  Where an investment representation is deemed necessary, the Committee may require a written representation to that effect by the Optionee as a condition of the Optionee exercising an Option under this Plan, and the Committee may place an appropriate legend on the common stock issued to the Optionee indicating that such common stock has not been registered under federal or state securities laws.  Each Option shall be subject to the requirement that if, at any time, the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, then such Option shall not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing contained herein shall require the Company to register the Options or the shares of voting common stock purchased upon the exercise of said Options.

     12.  Effective Date.  This Plan shall be effective May 17, 2007

(the "Effective Date") as approved by the Board of Directors, subject to approval by the shareholders of the Company.  However, unless within 12 months after the Plan is adopted by the Board of Directors, the Plan is approved by the vote of the holders of a majority of the outstanding Capital Stock of the Company, the Plan and options granted hereunder shall not qualify under Section 422 of the Code.  All subsequent stock options granted hereunder will be Non-Qualified Stock Options.  All Options granted prior to disqualification of the Plan for failure to obtain shareholder approval shall be converted to Non-Qualified Stock Options.

    13.  Liquidation.  Upon the complete liquidation of the Company, any unexercised Options theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 7 in connection with a merger, consolidation or reorganization of the Company.

    14.  Termination and Amendment of the Plan.  This Plan shall terminate ten (10) years after the Effective Date or at such earlier time as the Board of Directors shall determine.  Any termination shall not affect any Options then outstanding under the Plan.  The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Company, except as provided in Section 7 hereof, (a)

increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein or (d) change the class of persons eligible to receive Options under the Plan.

    15.  Governing law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Colorado without reference to the principles of conflicts of law thereof.